UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2019

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32663	88-0318078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4830 North Loop 1604W, Suite 111

San Antonio, Texas 78249

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 547-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	“CCO”	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

Clear Channel Outdoor Holdings, Inc. (the “Company”) is furnishing the attached Exhibit 99.1 to disclose selected estimated preliminary financial results of the Company and its subsidiaries for the three months ended June 30, 2019 and certain other information. This information is included in the preliminary prospectus supplement for the Offering described below.

Item 7.01	Regulation FD Disclosure.

On July 22, 2019, the Company issued a press release announcing that it had commenced a public offering of its common stock (the “Offering”). A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

The Company currently intends to use the net proceeds of the Offering, together with cash on hand, to redeem approximately $406 million aggregate principal amount of the 9.25% Senior Subordinated Notes due 2024 (the “CCWH Notes”) of Clear Channel Worldwide Holdings, Inc., a subsidiary of the Company, on August 22, 2019. The amount of the CCWH Notes expected to be redeemed is based on the expected size of the Offering. The redemption is conditioned on the closing of the Offering and the receipt by the Company of proceeds from the Offering in an amount sufficient to pay the redemption price. The conditional notice of redemption to be delivered to holders of the CCWH Notes may be rescinded or amended if necessary. This Current Report on Form 8-K does not constitute a notice of redemption and is qualified in its entirety by reference to the conditional notice of redemption to be delivered pursuant to the indenture that governs the CCWH Notes. If the underwriters for the Offering exercise their option to purchase additional shares in full, the Company intends to use the net proceeds to redeem an additional approximately $41 million of CCWH Notes and approximately $20 million of the 8.75% Senior Notes due 2020 of Clear Channel International B.V., a subsidiary of the Company.

The information in Item 2.02 of this Current Report on Form 8-K is incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including the exhibits hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K and the Exhibits attached hereto constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “preliminary,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about our expected financial results, our business plans, strategies and initiatives, our expectations regarding the completion and timing of the public offering and our expectations with respect to the conditional redemption of notes, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this Current Report on Form 8-K. Key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including the section entitled “Item 1A. Risk Factors” of Clear Channel Outdoor Holdings, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and the preliminary prospectus supplement for the Offering. Except as otherwise stated in this Current Report on Form 8-K, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Selected Preliminary Estimated Financial Results for the Second Quarter of 2019 and Other Information

99.2	Press Release issued by Clear Channel Outdoor Holdings, Inc. on July 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: July 22, 2019	By:	/s/ Brian D. Coleman
Brian D. Coleman
Chief Financial Officer and Treasurer